Exhibit 5.1
May 16, 2007
Anixter International Inc.
2301 Patriot Boulevard
Glenview, Illinois 60026

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Anixter International Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the “Act”), for resale by certain selling securityholders from time to time of up to $300,000,000 in aggregate principal amount of the Company’s 1% Senior Convertible Notes due 2013 (the “Notes”) and an aggregate of 4,725,900 shares (the “Shares”) of Common Stock, $1.00 par value per share, of the Company initially issuable upon conversion of the Notes.
     In rendering this opinion, we have examined copies of the following documents:
(i)	the Registration Statement (including the exhibits thereto);

(ii)	a copy of the certificate of incorporation of the Company and all amendments thereto, certified by the Secretary of State of Delaware;

(iii)	a copy of the by-laws of the Company and all amendments thereto, certified by the Secretary of the Company;

(iv)	an Indenture, dated as of February 15, 2007, between the Company and The Bank of New York Trust Company, N.A., as trustee, pursuant to which the Notes were issued (the “Indenture”); and

(v)	a copy of the resolutions of the board of directors of the Company and the executive committee of the board of directors of the Company authorizing the execution and delivery by the Company of the Indenture and the Notes and performance by the Company of the transactions contemplated thereby, certified by the Secretary of the Company.
     We have also examined such other documents and made such other investigations as we have deemed necessary for the purposes of this opinion. In such examination we have assumed the

Anixter International Inc.
May 16, 2007

genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Company, public officials and others.
     Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:
     1. The Notes are duly authorized and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforcement thereof might be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity;
     2. The Shares are duly authorized and, when issued upon conversion of the Notes in accordance with their terms, will be validly issued, fully paid and non-assessable; and
     3. The statements in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements constitute a summary of the material United States federal tax laws referred to therein, have been reviewed by us and are correct in all material respects (subject to the qualifications contained therein).
     We do not express any opinion with respect to any law other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, which includes those statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof. Any change in applicable laws or facts and circumstances, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

Anixter International Inc.
May 16, 2007

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated hereunder.

Very truly yours, Schiff Hardin LLP
By:	/s/ David McCarthy
David McCarthy